UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Glucotrack, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

**** IMPORTANT REMINDER TO VOTE YOUR SHARES ****

Dear Glucotrack, Inc. Stockholder:

The Glucotrack, Inc. Special Meeting of Stockholders is scheduled to be held on September 11, 2026. You are receiving this reminder because your votes were not yet processed at the time that it was mailed. If you have already voted, we would like to thank you for your vote.

Even if you plan to attend the Special Meeting, we urge you to vote your shares now, so your vote can be tabulated prior to the meeting.

Your vote is very important. The fastest and easiest way to vote is by telephone or online. Instructions on how to vote your shares by telephone or online are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

Please note that if you own shares of Glucotrack, Inc. stock in multiple accounts, you may receive multiple packages that are not duplicates. Please be sure to vote all your accounts of Glucotrack, Inc. shares.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Sodali & Co., at 1-888-777-2094.

Thank you for your investment in Glucotrack, Inc., and for taking the time to vote your shares.

Sincerely,

Glucotrack, Inc.